UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 23, 2015
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

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AMAZON.COM, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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DELAWARE	000-22513	91-1646860
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
410 TERRY AVENUE NORTH, SEATTLE, WASHINGTON 98109-5210
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 266-1000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On April 23, 2015, Amazon.com, Inc. announced its first quarter 2015 financial results. A copy of the press release containing the announcement is included as Exhibit 99.1 and additional information regarding the inclusion of non-GAAP financial measures in certain of Amazon.com Inc.'s public disclosures, including its first quarter 2015 financial results announcement, is included as Exhibit 99.2. Both of these exhibits are incorporated herein by reference.
ITEM 7.01.  REGULATION FD DISCLOSURE.
On January 29, 2015, Amazon.com, Inc. announced it expected to change its reportable segments beginning in Q1 2015 to include an Amazon Web Services (“AWS”) segment. Effective Q1 2015, Amazon.com, Inc. has three segments: North America, International, and AWS. These segments reflect changes in the way Amazon.com, Inc. evaluates its business performance and manages its operations. Historical results for 2014 and 2013 for the North America, International, and AWS segments are presented in Exhibit 99.3 (which is incorporated herein by reference) and are available at www.amazon.com/ir. Consolidated net sales, income (loss) from operations, and net income (loss) are not affected.
ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 23, 2015 announcing Amazon.com, Inc.’s First Quarter 2015 Financial Results.

99.2	Information Regarding Non-GAAP Financial Measures.

99.3	Segment Financial Information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ Thomas J. Szkutak
Thomas J. Szkutak
Senior Vice President and Chief Financial Officer

Dated: April 23, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 23, 2015 announcing Amazon.com, Inc.’s First Quarter 2015 Financial Results.

99.2	Information Regarding Non-GAAP Financial Measures.

99.3	Segment Financial Information.

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